As filed with the Securities and Exchange Commission on August 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SONIC INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	87-0494518
(State incorporation)	(I.R.S. Employer Identification No.)

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, UT 84121-7036

(Address of principal executive offices)

2000 STOCK PLAN

(Full Title of the Plan)

Michael M. Halloran

Vice President and Chief Financial Officer

SONIC INNOVATIONS, INC.

2795 East Cottonwood Parkway, Suite 660

Salt Lake City, Utah 84121-7036

(Name and address of agent for service)

(801) 365-2800

(Telephone number, including area code, of agent for service)

Copy to:

Gregory E. Lindley, Esq.

Holland & Hart LLP

60 E. South Temple, Suite 2000

Salt Lake City, UT 84111-1031

Telephone: (801) 799-5800

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value, and associated Preferred Share Purchase Rights to be issued under the:
2000 Stock Plan	789,474	$7.44	$5,873,686.56	$180.32

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plan listed above.
(2)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on August 8, 2007.

EXPLANATORY NOTE

This Registration Statement is filed pursuant General Instruction E to Form S-8 under the Securities Act of 1933, as amended, with respect to 789,474 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Registrant’s 2000 Stock Plan. The contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 9, 2000 (file number 333-36562), May 2, 2001 (file number 333-59988), January 3, 2002 (file number 333-76250), August 16, 2002 (file number 333-98303), August 30, 2002 (file number 333-99035), April 2, 2003 (file number 333-104239), May 14, 2004 (file number 333-115524), May 11, 2005 (file number 333-124814), and May 22, 2006 (file number 333-134361) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information heretofore filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) since the end of the fiscal year covered by Registrant’s Annual Report on Form 10-K referred to above.

3. The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 13, 2000 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

4. The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed on April 16, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article XI of the Registrant’s Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

Article 6 of the Registrant’s Bylaws provides, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers and certain third parties acting on behalf of the Registrant to the fullest extent permitted under Delaware Law.

The Registrant has entered into indemnification agreements with its directors and officers, in addition to indemnification provided for in the Registrant’s Certificate of Incorporation and Bylaws, and intends to enter into indemnification agreements with any new directors and officers in the future. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Description
4.1	2000 Stock Plan, as amended incorporated by reference from the Registrant’s Registration Statement on Form S-8 filed on August 30, 2002.

5.1	Opinion and consent of Holland & Hart, LLP, counsel to the Registrant.

23.1	Consent of KPMG LLP.

24.1	Power of Attorney (see page 6).

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on August 9, 2007.

SONIC INNOVATIONS, INC.

By:	/s/ MICHAEL M. HALLORAN
Michael M. Halloran
Vice President and Chief Financial Officer

Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel L. Westover and Michael M. Halloran, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2007.

Signature	Title

/s/ SAMUEL L. WESTOVER	President, Chief Executive Office and Director (Principal Executive Officer)
Samuel L. Westover

/s/ MICHAEL M. HALLORAN	Vice President and Chief Financial Officer (Principal Financial Officer)
Michael M. Halloran

/s/ SCOTT O. LINDEMAN	Vice President and Corporate Controller (Principal Accounting Officer)
Scott O. Lindeman

/s/ JAMES M. CALLAHAN	Director
James M. Callahan

/s/ LEWIS S. EDELHEIT	Director
Lewis S. Edelheit

/s/ CHERIE FUZZELL	Director
Cherie Fuzzell

/s/ CRAIG L. MCKNIGHT	Director
Craig L. McKnight

/s/ ROBERT W. MILLER	Director
Robert W. Miller

/s/ ANDREW G. RAGUSKUS	Director
Andrew G. Raguskus

/s/ KEVIN J. RYAN	Director
Kevin J. Ryan

/s/ LAWRENCE C. WARD	Director
Lawrence C. Ward